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                                                                      EXHIBIT 23


                       Consent Of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No's. 333-31023 and 333-58329) and Forms S-8 (No's. 33-51234, 33-73300 and 333-09093) of BioLase Technology, Inc. of our report, which includes an explanatory paragraph regarding the Company's ability to continue as a going-concern, dated February 22, 2001 relating to the consolidated financial statements and consolidated financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Orange County, California
March 30, 2001